EXHIBIT 24.1

SOUTHERN CALIFORNIA EDISON COMPANY
POWER OF ATTORNEY
The undersigned, SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and certain of its officers and/or directors, pursuant to a resolution entitled “Financing Authorizations” adopted December 10, 2014 (the “Resolution”), do each hereby constitute and appoint, RUSSELL C. SWARTZ, MARIA RIGATTI, BARBARA E. MATHEWS, WILLIAM M. PETMECKY, III, CONNIE J. ERICKSON, GEORGE T. TABATA, JEFFERY D. DURAN, PAIGE W. R. WHITE, KATHLEEN BRENNAN DE JESUS, MICHAEL A. HENRY and DARLA F. FORTE, or any of them, to act as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed (i) one or more Registration Statements, and any and all exhibits, supplements and amendments thereto, to be filed by Southern California Edison Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or both, one or more series of securities as authorized by the Resolution, and for the further purpose of qualifying under the Trust Indenture Act of 1939, as amended, one or more indentures relating to such securities; and (ii) one or more listing applications and any exhibits, amendments, and supplements thereto, and any other required documents, to be filed by Southern California Edison Company with any stock exchange for the purpose of listing any of such securities; and to take any other actions necessary to comply with the with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed, as of this 14th day of July, 2015.

SOUTHERN CALIFORNIA EDISON COMPANY

	By:	/s/ Pedro J. Pizarro
Pedro J. Pizarro
President

Attest:

/s/ Barbara E. Mathews
Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer, and Corporate Secretary

Principal Executive Officer and Director:

/s/ Pedro J. Pizarro		President and Director
Pedro J. Pizarro

Principal Financial Officer:

/s/ Maria Rigatti		Senior Vice President and Chief Financial Officer
Maria Rigatti

Southern California Edison Company
Power of Attorney
Financing Authorizations Resolution

Controller and Principal Accounting Officer:

/s/ Connie J. Erickson	Vice President and Controller
Connie J. Erickson

Additional Directors:

/s/ Jagjeet S. Bindra	Director	/s/ Linda G. Stuntz	Director
Jagjeet S. Bindra		Linda G. Stuntz

/s/ Vanessa C.L. Chang	Director	/s/ William P. Sullivan	Director
Vanessa C.L. Chang		William P. Sullivan

/s/ Theodore F. Craver, Jr.	Director	/s/ Ellen O. Tauscher	Director
Theodore F. Craver, Jr.		Ellen O. Tauscher

/s/ Pedro J. Pizarro	Director	/s/ Peter J. Taylor	Director
Pedro J. Pizarro		Peter J. Taylor

/s/ Richard T. Schlosberg, III	Director	/s/ Brett White	Director
Richard T. Schlosberg, III		Brett White